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Exhibit 99.5

LETTER TO CLIENTS

FLEETWOOD ENTERPRISES, INC.

Offer to Exchange
Up to $103,000,000 Senior Secured Notes due 2011
And
Up to 14,000,000 Shares of Common Stock
For Any and All Outstanding
5% Convertible Senior Subordinated Debentures due 2023
(CUSIP Nos. 339099AC7 and 339099AD5)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 5, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY THE COMPANY (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To our Clients:

        Enclosed for your consideration is the accompanying prospectus (as may be amended from time to time, the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), to exchange up to $103,000,000 aggregate principal amount of the Company's new Senior Secured Notes due 2011 (the "New Notes") and up to 14,000,000 shares of the Company's common stock, having an aggregate value of up to $10,500,000 (the "Shares"), for any and all of the Company's outstanding 5% Convertible Senior Subordinated Debentures due 2023 ("Old Debentures") validly tendered and accepted in accordance with the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Debentures carried by us in your account, but not registered in your name. A tender of such Old Debentures can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Old Debentures.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on December 5, 2008, unless extended or earlier terminated by the Company. If you desire to exchange your Old Debentures in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Debentures on your behalf prior to 5:00 p.m., New York City time, on the Expiration Date in accordance with the provisions of the Exchange Offer. Any Old Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless otherwise restricted pursuant to a Tender Agreement.

        Your attention is directed to the following:

  1.
  The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

  2.
  The Exchange Offer is for all Old Debentures.

  3.
  Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange promptly following the Expiration Date all Old Debentures validly tendered and will issue the New Notes and Shares promptly after such acceptance.

  4.
  Any transfer taxes incident to the transfer of Old Debentures from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions set forth in the Letter of Transmittal.

  5.
  The Exchange Offer expires at 5:00 p.m., New York City time, on December 5, 2008, unless extended or earlier terminated by the Company. If you desire to tender any Old Debentures pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Old Debentures on your behalf prior to 5:00 p.m., New York City time, on the Expiration Date.

        We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Old Debentures. If you wish to tender any or all of the Old Debentures held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Debentures.

        None of the Old Debentures held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached "Instructions to Registered Holder from Beneficial Holder" shall constitute an instruction to us to tender ALL of the Old Debentures held by us for your account.

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FLEETWOOD ENTERPRISES, INC.
Instructions to Registered Holder
from Beneficial Owner
of
5% Convertible Senior Subordinated Debentures due 2023
(CUSIP Nos. 339099AC7 and 339099AD5)

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to by Fleetwood Enterprises, Inc.'s Exchange Offer with respect to its 5% Convertible Senior Subordinated Debentures due 2023 (CUSIP Nos. 339099AC7 and 339099AD5).

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Debentures held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and the related Letter of Transmittal.

        The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

        The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (fill in the amount):

        $                   of the 5% Convertible Senior Subordinated Debentures due 2023

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Debentures held by you for the account of the undersigned (insert principal amount of Old Debentures to be tendered, if less than all):

        $                   of the 5% Convertible Senior Subordinated Debentures due 2023*

☐    NOT to tender any Old Debentures held by you for the account of the undersigned.

SIGN HERE

Date:                         , 2008

Signature(s):**

Name(s) of Beneficial Owner:**

Capacity (full title), if applicable:**

Address(es):**

Area Code and Telephone Number(s):**

Taxpayer Identification Number or Social Security Number(s):

My account number with you:

*
Must be a minimum of $1,000 in principal amount and integral multiples of $1,000 in excess of $1,000. Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

**
If Outstanding Notes are beneficially owned by two or more beneficial owners, all such owners must sign.

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  Exhibit 99.5
LETTER TO CLIENTS
FLEETWOOD ENTERPRISES, INC. Instructions to Registered Holder from Beneficial Owner of 5% Convertible Senior Subordinated Debentures due 2023 (CUSIP Nos. 339099AC7 and 339099AD5)